Exhibit 99.1

INFORMATION
Furniture Brands International, Inc.
FOR IMMEDIATE RELEASE	101 South Hanley Road St. Louis, Missouri 63105

For Further Information Call Lynn Chipperfield 314-863-1100

FURNITURE BRANDS INTERNATIONAL TO DIVEST HBF, FOCUS ON RESIDENTIAL FURNISHINGS

St. Louis, Missouri, October 16, 2007 – Furniture Brands International (NYSE: FBN) today announced its intent to divest HBF, its business furniture operation. The company has retained Wachovia Securities to assist in the process.

“The decision to divest HBF puts our focus solely on residential furnishings, which is our heritage and our core strength,” said Ralph P. Scozzafava, Vice Chairman and CEO-Designate. “Since its start more than 25 years ago as a division of Lane Furniture, HBF has grown to be one of the nation’s most respected designers and manufacturers of business furniture. We believe it would be an attractive acquisition to both financial and strategic buyers.”

“HBF has consistently delivered strong performance as part of the FBI family of brands,” said Charlie Bell, HBF president. “An experienced management team, a strong product pipeline, and a commitment to quality make HBF well positioned to deliver continued solid financial results.”

HBF (formerly Hickory Business Furniture) and HBF Textiles employ more than 300 people at a manufacturing site in Hickory, NC.

About Furniture Brands

Furniture Brands International is one of America’s largest residential furniture companies. The company produces, sources, and markets its products under six of the best-known brand names in the industry -- Broyhill, Lane, Thomasville, Henredon, Drexel Heritage, and Maitland-Smith.

Matters discussed in this release and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe,” “positioned,” “estimate,”

“project,” “target,” “continue,” “intend,” “expect,” “future,” “anticipates,” and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under ``Risk Factors’’ in our Annual Report on Form 10-K for the year ended December 31, 2006, our quarterly reports on Form 10-Q, elsewhere in this release, and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution and cost savings programs; manufacturing realignments; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of goodwill and other intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.